Exhibit 99.1

Staples, Inc. Announces Strategic Plan to Accelerate Growth

FRAMINGHAM, Mass.--(BUSINESS WIRE)--September 25, 2012--Staples, Inc. (Nasdaq: SPLS) the world’s largest office products company and second largest internet retailer, today announced that it is embarking on a strategic plan to better serve the needs of its customers and accelerate growth. Staples will integrate its retail and online offering, increase investment in its online businesses, reorganize its operations, implement leadership changes, initiate a multi-year cost savings plan, and restructure its International Operations.

“Our vision is to establish Staples as the single-source product authority for millions of businesses,” said Ron Sargent, Staples’ chairman and chief executive officer. “We are building on the strengths that are the foundation of our success by focusing on five key priorities: accelerate growth in our online businesses; fully integrate retail and online; improve retail store productivity; restructure our International Operations; and return cash to stakeholders.”

This strategy builds on Staples’ unique strengths, including its world-class supply chain capabilities, extensive retail store network, strong relationships with business customers of all sizes, and industry-leading online presence.

Accelerate Growth

To achieve its vision, Staples is increasing investment in online and mobile capabilities to provide business customers with a differentiated multi-channel shopping experience. Building on its success in categories like facilities and breakroom supplies, copy and print, and technology products, Staples is significantly expanding its assortment beyond office supplies to better serve the needs of business customers. To help fund these investments in growth, Staples is initiating a multi-year cost savings plan which is expected to generate annualized pre-tax cost savings of approximately $250 million by the end of fiscal year 2015.

Enhance Multi-Channel Offering

To support growth and better address the changing needs of its customers, Staples announced the combination of its U.S. Retail and Staples.com businesses under the leadership of Demos Parneros. Joe Doody will continue to lead Staples’ North American Contract and Quill.com businesses, and will assume leadership of supply chain and customer service operations in North America. “Demos and Joe are outstanding leaders who have a deep understanding of the needs of business customers,” said Sargent. “By realigning our organization around our customers, we are much better positioned to take advantage of our unique supply chain and retail store assets, while accelerating online growth and significantly improving productivity.” Demos Parneros and Joe Doody will continue to report to Ron Sargent.

Improve Retail Store Productivity

Staples plans to reduce retail square footage in North America by approximately 15 percent by the end of fiscal year 2015. As part of this plan, Staples is accelerating the closure of approximately 15 U.S. stores which will result in a pre-tax cash charge of approximately $35 million during the fourth quarter of 2012. Staples now expects a total of approximately 30 net store closures and 30 store downsizings and relocations in North America during fiscal year 2012.

Restructure International Operations

Staples announced key restructuring activities as part of an ongoing process to reduce the complexity and improve the profitability of its European operations. Staples plans to close 45 stores and several sub-scale delivery businesses in Europe by the end of fiscal year 2012, and also announced a leadership change in its European operations. Staples announced the appointment of John Wilson as president of Staples Europe. “John has a strong knowledge of our industry and a proven track record of improving performance which uniquely positions him to lead our European organization,” said Sargent. John will be based in Amsterdam and replace Rob Vale, who is retiring as planned after leading Staples’ European operations over the past three years.

As a result of these actions, Staples expects to record pre-tax cash charges in the range of $145 million to $195 million by the end of fiscal year 2012. Additionally, Staples expects to record a pre-tax non-cash charge in the range of $790 million to $850 million for the impairment of goodwill and other assets within its European retail and catalog businesses during the third quarter of 2012. Staples is continuing to explore additional operational and strategic opportunities for its European operations.

Staples is also pursuing the sale of its European Printing Systems business. As a result, this business will be reported as discontinued operations as of the third quarter of 2012. Staples expects to record a pre-tax cash charge in the range of $15 million to $20 million related to this action during the third quarter of 2012.

Staples is rebranding its Australian business as it continues to move toward one global brand. As a result, Staples plans to record a $20 million pre-tax non-cash charge related to accelerated tradename amortization by the end of fiscal year 2012.

Summary of Approximate Pre-Tax Charges (Dollar Amounts in Millions)
	Q3 2012	Q4 2012

European Goodwill and Other Asset Impairment*	$790 - 850	-
European Restructuring	25 - 35	$120 - 160
European Printing Systems Restructuring	15 - 20	-
Australia Tradename Accelerated Amortization*	15	5
U.S. Store Closures	-	35
Total	$845 - 920	$160 - 200
*Denotes non-cash charge

Return Cash to Stakeholders

Staples remains fully committed to returning excess cash to stakeholders and is focused on maintaining its current investment grade credit rating. Staples plans to continue to repurchase its common stock through open-market purchases, which are expected to total approximately $450 million during fiscal year 2012, and also plans to repay its outstanding $325 million Senior Notes due October 2012 with cash on hand. As a result of these activities, as well as its ongoing cash dividend program, Staples plans to return more than $1 billion of cash to stakeholders during fiscal year 2012.

“We are focusing on our biggest opportunities, aligning our organization to address the needs of our customers, and reducing exposure to our weakest businesses,” Sargent said. “This puts us in a much stronger position to drive long-term sales and earnings growth.”

About Staples

Staples is the world’s largest office products company and a trusted source for office solutions. The company provides products, services and expertise in office supplies, copy & print, technology, facilities and breakroom, and furniture. Staples invented the office superstore concept in 1986 and now has annual sales of $25 billion, ranking second in the world in eCommerce sales. With 88,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia, making it easy for businesses of all sizes and consumers. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding our future business, strategy and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results and the timing of events could differ materially from those currently anticipated as a result of risks and uncertainties, including but not limited to the following: the Company’s ability to achieve the growth plan could be adversely affected by competitive factors, economic and market conditions and other external events; any inability by the Company to achieve on a timely basis its planned cost savings to fund investments in the growth plan could adversely affect the achievement of the plan and the Company’s earnings; the estimated amounts of cash and non-cash restructuring and goodwill impairment charges described above could change as a result of changes in estimates or fluctuations in foreign exchange rates; and it is possible that the implementation of the plan, or changes to the plan, could result in charges not currently contemplated by the plan; and achievement of the plan could be affected by the factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. All forward-looking statements in this news release are qualified in their entirety by this cautionary statement.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487